POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby

constitutes and appoints each of Donna M. Dever,

C. Stephens Vondercrone, Beth C. Sheligo, Christopher P. Barr,

and Candace J. Shustack, or either of them signing singly, and with full power of substitution, the undersigneds true and

lawful attorney in fact to:

(1) prepare, execute in the undersigneds name and on the

undersigneds behalf, and submit to the U.S. Securities and

Exchange Commission (the SEC) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make

electronic filings with the SEC of reports required by Section

16(a) of the Securities Exchange Act of 1934 or any rule or

regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the

undersigneds capacity as an officer and/or director of

Harleysville Group Inc. (the Company), Forms 3, 4, and 5 in

accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete

and execute any such Form 3, 4, or 5, complete and execute

any amendment or amendments thereto, and timely file such

form with the SEC and any stock exchange or similar authority;

and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or

legally required by, the undersigned, it being understood

that the documents executed by such attorney in fact on

behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and

conditions as such attorney in fact may approve in such

attorney in facts discretion.

The undersigned hereby grants to each such attorney in

fact full power and authority to do and perform any and

every act and thing whatsoever requisite, necessary, or

proper to be done in the exercise of any of the rights

and powers herein granted, as fully to all intents and

purposes as the undersigned might or could do if personally

present, with full power of substitution or revocation,

hereby ratifying and confirming all that such attorney

in fact, or such attorney in facts substitute or substitutes,

shall lawfully do or cause to be done by virtue of this

power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the

undersigned, are not assuming, nor is the Company assuming,

any of the undersigneds responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and

effect until the undersigned is no longer required to file

Forms 3, 4, and 5 with respect to the undersigneds holdings

of and transactions in securities issued by the Company,

unless earlier revoked by the undersigned in a signed

writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this

Power of Attorney to be executed as of this

day of          , 2004.

                                      /s/ Robert A. Kauffman

       ___________________________

                                       Robert A. Kauffman